AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1998
                                                REGISTRATION NO. 333-XXXXX
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              -----------------
                      GENERAL MOTORS ACCEPTANCE CORPORATION
             A DELAWARE CORPORATION - I.R.S. EMPLOYER NO. 38-0572512

                            3044 WEST GRAND BOULEVARD
                             DETROIT, MICHIGAN 48202
                                 (313-556-5000)

                                AGENT FOR SERVICE

                       JEROME B. VAN ORMAN, VICE PRESIDENT

                      GENERAL MOTORS ACCEPTANCE CORPORATION
        3044 WEST GRAND BOULEVARD, DETROIT, MICHIGAN 48202 (313-556-1508)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
                              -----------------
      IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. / /

      IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
==============================================================================
        Title of                         Proposed     Proposed
       Each Class        Amount to be    Maximum       Maximum
     of Securities        Registered     Offering     Aggregate     Amount of
         to be              (1)(2)        Price       Offering    Registration
       Registered                        Per Unit     Price (3)        Fee
------------------------------------------------------------------------------
Debt Securities .......$8,770,000,000   Various   $8,770,000,000   $2,657,575
------------------------------------------------------------------------------
Warrants ..............     (2)
==============================================================================
      Or, if any Debt Securities (1) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $10,000,000,000, at the time of initial offering, (2) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $10,000,000,000, or (3) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $10,000,000,000.

      (1) The amount of Debt Securities and Warrants (the "Securities") being registered, together with $1,230,000,000 remaining Debt Securities registered on August 8, 1997 (Registration No. 333-33183), represents the maximum aggregate principal amount of Securities which, on March 26, 1998, are expected to be offered for sale.

      (2) Warrants may be offered and sold entitling the holder to purchase any of the Debt Securities as permitted by Rule 457(g); no registration fee is attributable to the Warrants registered hereby.

      (3) Estimated solely for the purpose of determining the amount of the registration fee.

      Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to debt securities of the registrant remaining unissued under Registration Statement No. 333-33183.
                         ---------------------------
      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

------------------------------------------------------------------------------
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
------------------------------------------------------------------------------

                              SUBJECT TO COMPLETION
                         PROSPECTUS DATED MARCH 26, 1998

PROSPECTUS

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                 DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES

    General Motors Acceptance Corporation (the "Company"), directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may offer from time to time its debt securities (the "Debt Securities") and its warrants (the "Warrants") to purchase any of the Debt Securities, for issuance and sale, at an aggregate initial offering price not to exceed $10,000,000,000, on terms to be determined at the time of sale. The Debt Securities and the Warrants are herein collectively called the "Securities." The terms of the Debt Securities including, where applicable, the specific designation, aggregate principal amount, maturity, rate and time of payment of interest, purchase price, any terms for redemption and the agent, dealer or underwriter, if any, in connection with the sale of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"). Where Warrants are to be offered, a Prospectus Supplement shall set forth the offering price or terms, a description of the Debt Securities for which each Warrant is exercisable, the aggregate number, exercise price or prices, exercise period or periods, the expiration date or dates of the Warrants, the currency or currencies in which such Warrants are exercisable, the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration, and the Warrant Agent acting under the Warrant Agreement pursuant to which the Warrants are to be issued. The Company reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents.

                         ----------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ----------------------------

    If an agent of the Company or a dealer or underwriter is involved in the sale of the Securities in respect of which this Prospectus is being delivered, the agent's commission or dealer's or underwriter's discount is set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to the Company from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. The aggregate proceeds to the Company from all the Securities will be the purchase price of Securities sold less the aggregate of agents' commissions and underwriter discounts and other expenses, if any, of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.

MARCH __, 1998

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH OFFERINGS, AND MAY BID FOR, AND PURCHASE, SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                        ------------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, DEALER OR UNDERWRITER.

                        ------------------------------

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto and to which reference is hereby made.

                        -------------------------------

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act are incorporated by reference in this Prospectus.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                        ------------------------------

    THE COMPANY WILL PROVIDE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH REQUEST SHOULD BE DIRECTED TO:

                            G. E. GROSS, COMPTROLLER
                      GENERAL MOTORS ACCEPTANCE CORPORATION
                            3044 WEST GRAND BOULEVARD
                              MAIL CODE 482-1X1-103
                             DETROIT, MICHIGAN 48202
                                (313) 556-1240

                           PRINCIPAL EXECUTIVE OFFICES

    General Motors Acceptance Corporation has its principal executive offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).


                       RATIO OF EARNINGS TO FIXED CHARGES


                              YEARS ENDED DECEMBER 31,
                         --------------------------------
                 1997       1996       1995      1994        1993
                 ----       ----       ----      ----        ----
                 1.42       1.41       1.36      1.33        1.33

    The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of the Company and its consolidated subsidiaries; fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.


                                 USE OF PROCEEDS

    The net proceeds from the sale of the Securities will be added to the general funds of the Company and will be available for the purchase of receivables, the making of loans or the repayment of debt. Such proceeds initially may be used to reduce short-term borrowings or invested in short-term securities.


                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities offered hereby are to be issued under an Indenture dated as of July 1, 1982, as amended by a First Supplemental Indenture dated as of April 1, 1986, a Second Supplemental Indenture dated as of June 15, 1987, a Third Supplemental Indenture dated as of September 30, 1996, a Fourth Supplemental Indenture dated as of January 1, 1998 and as further amended by the Trust Indenture Reform Act of 1990 (together, the "Indenture"), between the Company and The Bank of New York, Successor Trustee (the "Trustee"), copies of which are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms.

    The Indenture provides that, in addition to the Debt Securities offered hereby, additional Debt Securities may be issued thereunder without limitation as to aggregate principal amount, except as authorized from time to time by the Company's Board of Directors. (Section 2.01 of the Indenture.)


GENERAL

    Reference is made to the Prospectus Supplement for the following terms of the Debt Securities being offered thereby: (1) the designation of such Debt Securities; (2) the aggregate principal amount of such Debt Securities; (3) the percentage of their principal amount at which such Debt Securities will be issued; (4) the date or dates on which such Debt Securities will mature; (5) the rate or rates per annum, if any, at which such Debt Securities will bear interest; (6) the times at which such interest, if any, will be payable; (7) the date, if any, after which such Debt Securities may be redeemed and the redemption price; (8) the currency or currencies in which such Debt Securities are issuable or payable; (9) the exchanges, if any, on which such Debt Securities may be listed and (10) whether such Debt Securities shall be issued in book-entry form. Principal and interest, if any, will be payable, and, unless the Debt Securities are issued in book-entry form, the Debt Securities offered hereby will be transferable, at the office of the Trustee, 101 Barclay Street, New York, New York 10286, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto. (Sections 2.04 and 4.02 of the Indenture.)

    The Debt Securities will be unsecured and unsubordinated and will rank PARI PASSU with all other unsecured and unsubordinated obligations of the Company (other than obligations preferred by mandatory provisions of law).

    Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold as a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the accompanying Prospectus Supplement relating thereto.

    As used herein, Debt Securities shall include Debt Securities denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in any other freely transferable currency or in European Currency Units.

    If a Prospectus Supplement specifies that Debt Securities are denominated in a currency other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest on such Debt Securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

    If a Prospectus Supplement specifies that the Debt Securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. The Company will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected, including making any required filings with the Commission and the furnishing of certain information to the holders of the Debt Securities.


BOOK-ENTRY, DELIVERY AND FORM

    Unless otherwise indicated in the Prospectus Supplement, the Debt Securities will be issued in the form of one or more fully registered global securities (collectively, the "Global Debt Security") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") and registered in the name of the Depositary's nominee. Except as set forth below, the Global Debt Security may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

    The Depositary has advised as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the underwriters named in the Prospectus Supplement), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depositary only through Participants or indirect participants.

    The Depositary advises that pursuant to procedures established by it (i) upon issuance of the Debt Securities by the Company, the Depositary will credit the account of Participants designated by the underwriters with the principal amounts of the Debt Securities purchased by the underwriters, and (ii) ownership of beneficial interests in the Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to Participants' interests), the Participants and the indirect participants (with respect to the owners of beneficial interests in the Global Debt Security). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Debt Security is limited to such extent.

    As long as the Depositary's nominee is the registered owner of the Global Debt Security, such nominee for all purposes will be considered the sole owner or holder of the Debt Securities under the Indenture. Except as provided below, owners of beneficial interests in the Global Debt Security will not be entitled to have any of the Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of the Debt Securities in definitive form, and will not be considered the owners or holders thereof under the Indenture.

    Neither the Company, the Trustee, any Paying Agent nor the Depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Principal and interest payments on the Debt Securities registered in the name of the Depositary's nominee will be made by the Trustee to the Depositary's nominee as the registered owner of the Global Debt Security. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Debt Securities are registered as the owners of such Debt Securities for the purpose of receiving payment of principal and interest on the Debt Securities and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the Debt Securities to owners of beneficial interests in the Global Debt Security. The Depositary has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Debt Security as shown on the records of the Depositary. Payments by Participants and indirect participants to owners of beneficial interests in the Global Debt Security will be the responsibility of such Participants and indirect participants and will be governed by their standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

    If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive form in exchange for the Global Debt Security. In addition, the Company may at any time determine not to have the Debt Securities represented by the Global Debt Security and, in such event, will issue Debt Securities in definitive form in exchange for the Global Debt Security. In either instance, an owner of a beneficial interest in a Global Debt Security will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of such Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.06 of the Indenture.)

CERTAIN COVENANTS AS TO LIENS

    The only financial covenant applicable to the Debt Securities is that described below. That covenant requires that the Debt Securities be equally and ratably secured in the circumstances described therein but has no special application merely by virtue of the occurrence of any transaction or series of transactions resulting in material changes in the Company's debt-to-equity ratio.

    The Debt Securities are not secured by mortgage, pledge or other lien. The Company will covenant in the Debt Securities that so long as any of the Debt Securities remain outstanding, it will not pledge or otherwise subject to any lien any of its property or assets unless the Debt Securities are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. Such covenant does not apply to:

    (a) the pledge of any assets to secure any financing by the Company of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which the Company reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

    (b) the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

    (c) any deposit of assets of the Company with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Company from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against the Company;

    (d) any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

    (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing clauses (a) to (d) inclusive of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property). (Section 4.03 of the Indenture.)

    Similar covenants are applicable to the Company's other term indebtedness, but not all contain the exceptions set forth in clauses (d) and (e) above.

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting the Company and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities issued thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of all series at the time outstanding under such Indenture which are affected by such modification or amendment (voting as one class), provided that no such modification shall (a) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debt Security so affected, or (b) reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all Debt Securities then outstanding under the Indenture. (Section 10.02 of the Indenture.)


EVENTS OF DEFAULT

      An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being (a) default in payment of any principal or premium, if any, on such series; (b) default for 30 days in payment of any interest on such series; (c) default for 30 days after notice in performance of any other covenant in the Indenture; or (d) certain events of bankruptcy, insolvency or reorganization. (Section 6.01 of the Indenture.)

      No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. In case an Event of Default under clause (a) or (b) shall occur and be continuing with respect to any series, the Trustee or the holders of not less than 25% in aggregate principal amount of Debt Securities of each such series then outstanding may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of such series to be due and payable. In case an Event of Default under clause (c) or (d) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of all outstanding Debt Securities to be due and payable. Any Event of Default with respect to a particular series of Debt Securities may be waived by the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of all the outstanding Debt Securities, as the case may be), except in a case of failure to pay principal or premium, if any, or interest on such Debt Security for which payment had not been subsequently made. (Section 6.01 of the Indenture.) The Company is required to file with the Trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture. (Section 4.05 of the Indenture.) The Indenture provides that the Trustee may withhold notice to the securityholders of any default (except in payment of principal, premium, if any, or interest) if it considers it in the interest of the securityholders to do so. (Section 6.07 of the Indenture.)

    Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Securityholders, unless such Securityholders shall have offered to the Trustee reasonable indemnity or security. (Sections 7.01 and 7.02 of the Indenture.)

    Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the Debt Securities of each series affected (with each series voting as a separate class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.
(Section 6.06 of the Indenture.)

CONCERNING THE TRUSTEE

    The Bank of New York is the Successor Trustee under the Indenture. It is also Successor Trustee under various other indentures covering outstanding Notes and Debentures of the Company. The Bank of New York and its affiliates act as depository for funds of, make loans to, act as trustee and perform certain other services for, the Company and certain of its affiliates in the normal course of its business. As trustee of various trusts, it has purchased securities of the Company and certain of its affiliates.


                             DESCRIPTION OF WARRANTS

GENERAL

    The following statements with respect to the Warrants are summaries of the detailed provisions of one or more separate Warrant Agreements (each a "Warrant Agreement") between the Company and a banking institution organized under the laws of the United States or one of the states thereof (each a "Warrant Agent"), a form of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

    The Warrants will be evidenced by Warrant Certificates (the "Warrant Certificates") and, except as otherwise specified in the Prospectus Supplement accompanying this Prospectus, may be traded separately from any Debt Securities with which they may be issued. Warrant Certificates may be exchanged for new Warrant Certificates of different denominations at the office of the Warrant Agent. The holder of a Warrant does not have any of the rights of a holder of a Debt Security in respect of, and is not entitled to any payments on, any Debt Securities issuable (but not yet issued) upon exercise of the Warrants.

    The Warrants may be issued in one or more series, and reference is made to the Prospectus Supplement accompanying this Prospectus relating to the particular series of Warrants, if any, offered thereby for the terms of, and other information with respect to, such Warrants, including: (1) the title and the aggregate number of Warrants; (2) the Debt Securities for which each Warrant is exercisable; (3) the date or dates on which such Warrants will expire; (4) the price or prices at which such Warrants are exercisable; (5) the currency or currencies in which such Warrants are exercisable; (6) the periods during which and places at which such Warrants are exercisable; (7) the terms of any mandatory or optional call provisions; (8) the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration; (9) the identity of the Warrant Agent; (10) the exchanges, if any, on which such Warrants may be listed and (11) whether such Warrants shall be issued in book-entry form.

EXERCISE OF WARRANTS

    Warrants may be exercised by payment to the Warrant Agent of the exercise price, in each case in such currency or currencies as are specified in the Warrant, and by communicating to the Warrant Agent the identity of the Warrantholder and the number of Warrants to be exercised. Upon receipt of payment and the Warrant Certificate properly completed and duly executed, at the office of the Warrant Agent, the Warrant Agent will, as soon as practicable, arrange for the issuance of the applicable Debt Securities, the form of which shall be set forth in the Prospectus Supplement. If less than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amounts of Warrants.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities being offered hereby in four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, and
(iv) through dealers.

    Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, as amended, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

    If an underwriter or underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933. Among others, one or more of the following firms may act as managing underwriter(s) with respect to the offering of the Securities: Bear Stearns & Co. Inc., Lehman Brothers, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan & Co., J.P. Morgan Securities Inc., Morgan Stanley Dean Witter, Morgan Stanley & Co. Incorporated, Salomon Smith Barney, Salomon Brothers Inc and UBS Securities LLC.

    If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

    If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

    The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

    In connection with the offering of the Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities during and after the offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Securities for their own account by selling more Securities than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing Securities in the open market. In addition, the Underwriters may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Securities to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

                                     EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                        -----------------------------




                                      LOGO

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated expenses to be incurred in connection with the offering described in the Registration Statement:

   Securities and Exchange Commission registration fee.....  $2,657,575
   Fees and expenses of Trustee............................       5,000
   Printing Registration Statement, Prospectus
      and other documents..................................      40,000
   Accountants' fees ......................................      15,000
   Rating Agencies' fees ..................................     150,000
   Miscellaneous expenses..................................     132,425
                                                             ----------
      Total................................................  $3,000,000
                                                             ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Under Section 145 of the Delaware Corporation Law, the Company is empowered to indemnify its directors and officers in the circumstances therein provided.

   The Company's Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

   Under Article VI of its By-Laws, the Company shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Company. The Company shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

   As a subsidiary of General Motors Corporation, the Company is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of the Company are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

   Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Company, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.  EXHIBITS.

    *1(a) --Form of Underwriting Agreement (including form of Delayed
Delivery Contract).
    *1(b) --Form of Purchase Agreement.
    *1(c) --Form of Selling Agent Agreement.
    *4(a) --Form of Indenture, dated as of July 1, 1982, between the Company and Morgan Guaranty Trust Company of New York, Trustee.
    *4(b) --Form of Note.
    *4(c) --Form of Debenture.
    *4(d) --Form of Discount Security.
    *4(e) --Form of Zero Coupon Security.
    *4(f) --Form of Extendible Note.
     4(g) --First Supplemental Indenture, dated as of April 1, 1986, between the Company and Morgan Guaranty Trust Company of New York, Trustee incorporated by reference to Registration Statement No. 33-4653.
     4(h) --Second Supplemental Indenture, dated as of June 15, 1987, between the Company and Morgan Guaranty Trust Company of New York, Trustee incorporated by reference to Registration Statement No. 33-15236.
     4(i) --Third Supplemental Indenture, dated as of September 30, 1996, between the Company and The Bank of New York, Successor Trustee incorporated by reference to Registration Statement No. 333-33183.
     4(j) --Fourth Supplemental Indenture, dated as of January 1, 1998, between the Company and The Bank of New York, Successor Trustee.
   **4(k) --Form of Warrant Agreement.
     4(l) --Form of Warrant Certificate included in Exhibit 4(k).
   **4(m) --Form of Global Note.
     5    --Opinion and Consent of Martin I. Darvick, Esq., Assistant General
Counsel of the Company.
    12    --Calculation of Ratio of Earnings to Fixed Charges.
    23(a) --Consent of Deloitte & Touche LLP.
    23(b) --Consent of Counsel included in Exhibit 5.
    25    --Form T-1 Statement of Eligibility and Qualification under the
Trust Indenture Act of 1939 of The Bank of New York.
    99 --Underwriter representations of compliance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended.
--------
* Incorporated by reference to Exhibits 1(a) through 4(f), respectively, to Registration Statement No. 2-75115.
**Incorporated by reference to Exhibits 4(k) and 4(m), respectively, to Registration Statement No. 33-29261.

ITEM 17.  UNDERTAKINGS.
The undersigned registrant hereby undertakes:

      (1) To file,  during any period in which offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the provisions discussed in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, General Motors Acceptance Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 26th day of March, 1998.

                              GENERAL MOTORS ACCEPTANCE CORPORATION

                              s/    J. Michael Losh
                              ---------------------------------
                              (J. Michael Losh, Chairman of the Board)


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 26, 1998 by the following persons in the capacities indicated.

      SIGNATURE                                 TITLE

s/ J. Michael Losh
------------------------------------------------
(J. Michael Losh)                               Chairman of
                                                the Board
                                                and Director
s/ John D. Finnegan
------------------------------------------------
(John D. Finnegan)                              President and Director

s/ William F. Muir
------------------------------------------------
(William F. Muir)                               Executive Vice President
                                                and Director
                                                (Chief Financial Officer)
s/ Gerald E. Gross
------------------------------------------------
(Gerald E. Gross)                               Comptroller
                                                (Chief Accounting Officer)
s/ John G. Blahnik
------------------------------------------------
(John G. Blahnik)                               Director

s/ Richard J. S. Clout
------------------------------------------------
(Richard J. S. Clout)                           Executive Vice
                                                President and Director
s/ Eric A. Feldstein
------------------------------------------------
(Eric A. Feldstein)                             Director

s/ John E. Gibson
------------------------------------------------
(John E. Gibson)                                Executive Vice
                                                President and Director
s/ Harry J. Pearce
------------------------------------------------
(Harry J. Pearce)                               Director

s/ W. Allen Reed
------------------------------------------------
(W. Allen Reed)                                 Director

s/ John F. Smith, Jr.
------------------------------------------------
(John F. Smith, Jr.)                            Director

s/ Ronald L. Zarrella
------------------------------------------------
(Ronald L. Zarrella)                            Director

                                  EXHIBIT INDEX

EXHIBIT                                                     PAGE NO.
-------                                                     --------
    *1(a) --Form of Underwriting Agreement (including form
of Delayed Delivery Contract)
    *1(b) --Form of Purchase Agreement
    *1(c) --Form of Selling Agent Agreement
    *4(a) --Form of Indenture, dated as of July 1, 1982, between the Company and Morgan Guaranty Trust Company of New York, Trustee
    *4(b) --Form of Note
    *4(c) --Form of Debenture
    *4(d) --Form of Discount Security
    *4(e) --Form of Zero Coupon Security
    *4(f) --Form of Extendible Note
     4(g) --First Supplemental Indenture, dated as of April 1, 1986, between the Company and Morgan Guaranty Trust Company of New York, Trustee incorporated by reference to Registration Statement No. 33-4653
     4(h) --Second Supplemental Indenture, dated as of June 15, 1987, between the Company and Morgan Guaranty Trust Company of New York, Trustee incorporated by reference to Registration Statement No. 33-15236
     4(i) --Third Supplemental Indenture, dated as of September 30, 1996, between the Company and The Bank of New York, Successor Trustee incorporated by reference to Registration Statement No. 333-33183
     4(j) --Fourth Supplemental Indenture, dated as of January 1, 1998, between the Company and The Bank of New York, Successor Trustee
   **4(k) --Form of Warrant Agreement
     4(l) --Form of Warrant Certificate included in Exhibit 4(k) **4(m) --Form of Global Note
     5    --Opinion and Consent of Martin I. Darvick, Esq.,
Assistant General Counsel of the Company
    12 --Calculation of Ratio of Earnings to Fixed Charges 23(a) --Consent of Deloitte & Touche LLP 23(b) --Consent of Counsel included in Exhibit 5 25 --Form T-1 Statement of Eligibility and Qualification
under the Trust  Indenture Act of 1939 of The Bank of New York 99  --Underwriter
    representations of compliance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended
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* Incorporated by reference to Exhibits 1(a) through 4(f), respectively, to
  Registration Statement No. 2-75115.
**Incorporated by reference to Exhibits 4(k) and 4(m), respectively, to Registration Statement No. 33-29261.